PetLife Pharmaceuticals Announces the Addition of a Seasoned Marketing Specialist and Investor, Mrs. Vyvyan Campbell, to the Board of Directors

Oct 24, 2016

OTC Disclosure & News Service

Hancock, MD, Oct. 24, 2016 (GLOBE NEWSWIRE) —

PetLife Pharmaceuticals, Inc. (OTC QB: PTLF) (the “Company”), a developer of a new generation of high potency veterinary cancer medications and nutraceuticals for pets, prepares the company for growth and the exciting road ahead with the addition of Mrs. Vyvyan Campbell to the Board of Directors.

The production of the two PetLife informational and testimonial videos currently released to the market were directed and produced by Mrs. Campbell and her accomplished production company:

Testimonials: https://youtu.be/JjANIT17210

Vitalzul™ Organic Health for Pets: https://youtu.be/_yqZ1Gbm4hw

Mrs. Vyvyan Campbell

Mrs. Vyvyan Campbell’s diverse career in television and film spans over 30 years and several continents. Since forming her own production company, JV Productions, in 1997, Vyvyan has achieved a sterling reputation in North America for producing hit TV series. She has both produced and been an executive producer on over a dozen series, including the hit series Selling New York and Selling L.A. on HGTV US, and more recently JV’s new series on Bravo: Yours, Mine or Ours.

Pets have always been a big part of Vyvyan’s life. Her interest in PetLife stems from her love of animals. The love of her life is her nine-year-old Chihuahua named Pip. “I couldn’t bear the thought of Pip getting cancer and going through all the horrible side effects of today’s traditional treatment solutions. I have spent years taking care of a loved one that has suffered from cancer and have experienced all of the terrible side effects of Chemotherapy and Radiation first hand. I would never put Pip through it. So, when I heard about PetLife’s Vitalzul drug and complimentary preventative product line that will hopefully reduce, if not eliminate Pip’s risk of getting cancer, how could I not get involved both as a pet owner and an experienced marketer?”

Vitalzul™ cancer treatment is just one aspect of what can be done with this formula and Vyvyan is excited about the other companion products that PetLife has planned for 2017. Vyvyan feels she can bring her experience of running a large company and, in particular, her marketing skills to the board of PetLife. “It is such an amazing opportunity and really brings great value to the world and in particular to our pets” she comments.

“The addition of Mrs. Campbell to our team is going to make PetLife, Vitalzul™ and its line of complimentary pet products a household name in the companion animal marketplace. She brings experience in running a large company and savvy media knowledge. Building our board of directors with business leaders and strong minds is part of our fiduciary duty to our shareholders,” commented Dr. Salvagno, CEO of PetLife.

PetLife’s 506 Private Placement Memorandum is available only to accredited investors.

About PetLife Pharmaceuticals, Inc.

PetLife Pharmaceuticals (OTCQB: PTLF) (http://www.PetLifePharma.com) is a registered US Veterinary Pharmaceutical company, incorporated in 2012.

PetLife’s mission is to bring its new, scientifically proven, non-toxic, potentiated bioactive nutraceuticals and prescription medication, Vitalzul™, to the world of veterinary oncology — with the ultimate goal of preventing cancer and extending the life of pets suffering from cancer while improving their quality of life. In the US alone, consumer spending on domestic companion animals reached over $60 billion in 2015 with over $29 billion spent on veterinary care and medications.

Safe Harbor

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: PetLife encourages those interested in our Company to rely only on information included in our filings with the United States Securities and Exchange Commission which can be found at www.sec.gov. Statements released by the Company, that are not purely historical are forward-looking within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s expectations, hopes, intentions, and strategies for the future. Investors are cautioned that forward-looking statements involve risk and uncertainties that may affect the Company’s business prospects and performance. The Company’s actual results could differ materially from those in such forward-looking statements. Risk factors include but are not limited to general economic, competitive, governmental, and technological factors as discussed in the Company’s filings with the SEC on Forms 10-K, 10-Q, and 8-K. The Company does not undertake any responsibility to update the forward-looking statements contained in this release.

Investor Relations:

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